EXHIBIT 23.1

INDEPENDENT AUDITORS' CONSENT

We hereby consent to the incorporation by reference in the Registration Statements on Form SB-2 (No. 333-72385) of Globalnet Financial.com, Inc. of our report dated March 17, 2000, which is included in its annual report on Form 10-KSB for the year ended December 31, 1999.


Richard A. Eisner & Company, LLP

New York, New York
March 29, 2000